Exhibit 5.1

4500 Bankers Hall East, 855 — 2nd Street SW Calgary, Alberta, Canada T2P 4K7 Tel: 403.298.3100 Fax: 403.265.7219 www.bennettjones.ca
December 5, 2007
Pengrowth Corporation
Pengrowth Energy Trust
2900, 240 — 4th Ave SW
Calgary, AB T2P 4H4
Re: Amendment to the Registration Statement on Form F-10/A
for Pengrowth Energy Trust
          We have acted as Canadian counsel to Pengrowth Energy Trust (“Pengrowth”) in connection with the prospectus included in the amendment to the registration statement on Form F-10/A (the “Registration Statement”) being filed on December 5, 2007 by Pengrowth with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.
          We know that we are referred to under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement, and we hereby consent to such uses of our name and opinion in the Registration Statement.
          We also consent to references to us in the Information Circular dated May 17, 2007 of Pengrowth, which is incorporated by reference in the Registration Statement.

Yours truly,

BENNETT JONES

C A L G A R Y • T O R O N T O • E D M O N T O N